EXHIBIT 5.1

January 11, 2021

Lexaria Bioscience Corp.

100-740 McCurdy Road

Kelowna, British Columbia

Canada V1X 2P7

Re: Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), filed by Lexaria Bioscience Corp., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), which incorporates by reference the Registration Statement on Form S-1 (File No. 333-250326), as amended, which was declared effective on January 11, 2021.

The above captioned registration statement pertains to a public offering of (i) up to $1,839,994 of shares (the “Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”) or pre-funded warrants in lieu of shares of Common Stock (the “Pre-Funded Warrants”), (ii) warrants to purchase up to $36,792.48 of shares of Common Stock (the “Common Stock Warrants”), and (iii) Representative’s Warrants to purchase up to an aggregate of $184,000 of shares of Common Stock (the “Representative’s Warrants”). All shares of Common Stock that are issuable upon exercise of the Pre-Funded Warrants, Common Stock Warrants and Representative’s Warrants are referred to herein as “Warrant Shares”. This opinion relates to the (i) Shares (including Pre-Funded Warrants in lieu thereof), (ii) Common Stock Warrants, (iii) Representative’s Warrants, (iv) Warrant Shares and (v) any additional securities issued pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Underwriting Agreement, the form of Pre-Funded Warrant, the form of Representative’s Warrant and the form of Common Stock Warrant. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

In rendering this opinion, we have assumed that: (i) the Company will issue and deliver the Shares, Pre-Funded Warrants, Common Stock Warrants and Representative’s Warrants in the manner contemplated by the Registration Statement, and (ii) the Shares, Pre-Funded Warrants, Common Stock Warrants and Representative’s Warrants will be issued in compliance with applicable federal and state securities laws.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that (i) the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions described in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Pre-Funded Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) provided that the Common Stock Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Common Stock Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iv) provided that the Representative’s Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Representative’s Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (v) the Warrant Shares have been duly authorized and when issued and paid for in accordance with the provisions of the form of Pre-Funded Warrant, the form of Representative’s Warrant and the form of Common Stock Warrant, as applicable, will be validly issued and be fully paid and nonassessable.

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

In addition, the foregoing opinions are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Our opinion herein is expressed solely with respect to the Nevada Revised Statutes and, as to the warrants constituting valid and binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP